November 25, 2009

AMM Funds

P.O. Box 675203

14249 Rancho Santa Fe Farms Road

Rancho Santa Fe, CA  92067

Re:  AMM Funds, File Nos. 333-135714 and 811-21927

Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the AMM Funds Registration Statement (the "Registration Statement").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to the Registration Statement (the "Amendment").  We also consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

jms

JoAnn.Strasser@ThompsonHine.com   Phone 513.352.6725   Fax 513.241.4771